UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2005

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-30885	75-2599762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-0009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 294-1010

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 15, 2005, the Board of Directors elected Jimmie Shiu, M.D. and Ms. Patti King as Class 1 Directors to fill the current Class 1 Director vacancies and to serve until the re-election of Class 1 Directors at the annual meeting to be held on September 16, 2005. There are no arrangements or understandings between the new directors and any other person pursuant to which the directors were selected to serve on the Board.

Mr. Shiu will serve on the Nominating Committee and Ms. King will serve on the Nominating Committee and the Compensation and Benefits Committee.

Item 8.01 Other Events.

The Board appointed Ms. Patti King as the Company’s Disclosure Representative.

Messrs. Clarence Zierhut, Marwan Saker, and John J. McDonald, Jr. were re-appointed to the Audit Committee and Mr. McDonald was re-designated as the Audit Committee’s financial expert.

Jimmie Shiu, M.D., Mr. Marwan Saker, and Ms. Patti King were appointed to the Nominating Committee.

Messrs. Clarence Zierhut and John J. McDonald, Jr. and Ms. Patti King were appointed to the Compensation and Benefits Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: March 21, 2005	RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

	BY:	/s/ THOMAS J. SHAW
THOMAS J. SHAW
PRESIDENT AND CHIEF EXECUTIVE
OFFICER